Exhibit 99.1

Ziopharm Oncology Announces $50 Million Private Placement

BOSTON, Nov. 12, 2018 (GLOBE NEWSWIRE) — Ziopharm Oncology, Inc. (Nasdaq: ZIOP), today announced that it has entered into definitive securities purchase agreements for the sale of its common stock and warrants to purchase common stock in a private placement that is expected to result in gross proceeds to the Company of approximately $50 million, before deducting placement agent and other offering expenses. The private placement is being led by existing stockholder, MSD Partners, L.P. Other participants include Miller Value Partners, White Rock Capital Management and Level One Partners, LLC.

Pursuant to the terms of the securities purchase agreement, at the closing of the private placement, Ziopharm will issue and sell 18,939,394 shares of common stock and warrants to purchase up to 18,939,394 additional shares of common stock at a per unit purchase price of $2.64. The warrants will become exercisable on the date that is six months following the date of issuance, have a per share exercise price of $3.01 and will expire five years from the date of issuance. The private placement is expected to close on or about November 13, 2018, subject to the satisfaction of customary closing conditions. Additional details regarding the private placement will be included in a Form 8-K filed by Ziopharm with the Securities and Exchange Commission (the “SEC”).

Neither the shares of Ziopharm common stock nor the warrants to be issued in the private placement have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Ziopharm has agreed to file a registration statement with the SEC to register the resale of Ziopharm common stock to be issued in the private placement as well as the Ziopharm common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ziopharm Oncology, Inc.

Ziopharm Oncology is a biotechnology company focused on next-generation immunotherapies utilizing gene- and cell-based therapies to treat patients with cancer.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, and in some cases can be identified by terms such as “may,” “will,” “could,” “expects,” “plans,” “anticipates,” and “believes.” These statements include, but are not limited to, statements regarding the timing of the closing of the private placement and the anticipated filing of a registration statement to cover the resale of the Company’s common stock to be issued in the private placement as well as the common stock issuable upon exercise of the warrants. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements. Additional detail regarding the risks and uncertainties relating to the Company and its business are set forth in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 as well as subsequent reports that the Company may file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company does not undertake any obligation to revise and disseminate this press release to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events, except as required by law.

Company contacts:

David Connolly

Vice President, Corporate Communications and Investor Relations

617-502-1881

dconnolly@ziopharm.com

Mike Moyer

Vice President, Portfolio Strategy

617-765-3770

mmoyer@ziopharm.com